Exhibit 10.1

FIRST AMENDMENT TO Sponsor Letter AGREEMENT

This amendment (this “Amendment”), dated as of September 29, 2022, by and between Athena Consumer Acquisition Corp., a Delaware corporation (“Athena”), and Next.e.GO Mobile SE, a German company (the “Company”), to that certain Sponsor Letter Agreement, dated as of July 28, 2022 (the “Sponsor Letter Agreement”), by and among Athena Consumer Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), Athena, the Company, Next.e.GO B.V., a Dutch private limited liability company, to be converted into a Dutch public limited liability Company and renamed Next.e.GO N.V. promptly following the Exchange (“TopCo”), and Isabelle Freidheim, Jane Park, Jennifer Carr-Smith and Angelina Smith (such individuals, collectively, the “Insiders” and together with the Sponsor, the “Sponsor and Insider Parties”). Athena and the Company shall be referred to herein from time to time collectively as the “Amending Parties” and each individually as an “Amending Party”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Sponsor Letter Agreement.

RECITALS

WHEREAS, Section 15 of the Agreement provides that certain provisions including Section 12.10 (Amendments) of that certain Business Combination Agreement dated July 28, 2022 entered into by Athena, Company, TopCo and Time is Now Merger Sub, Inc. (as it may be amended from time to time, “Business Combination Agreement”) shall be incorporated in the Agreement by reference and shall apply to this Agreement mutatis mutandis; and

WHEREAS, Section 12.10 of the Business Combination Agreement provides that, prior to the Closing, the Agreement may be amended or modified upon a written agreement executed and delivered by Athena and the Company; and

WHEREAS, the Amending Parties wish to amend the Sponsor Letter Agreement to reflect certain revisions as set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual agreements and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Amending Parties hereto hereby agree as follows:

1. The Sponsor Letter Agreement is hereby amended as set forth below in this Section 1. Revisions to existing provisions of the Sponsor Letter Agreement are set forth, for ease of reference in this Amendment, with deleted text showing in ~~strikethrough~~ and new text shown in underlined boldface.

(a) The second recital of the Sponsor Letter Agreement is hereby amended and restated in its entirety to read as follows:

WHEREAS, the Business Combination Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Business Combination Agreement by the parties thereto, pursuant to which, among other things, each Sponsor and Insider Party will agree to (a) vote in favor of approval of all of the Transaction Proposals, (b) waive (if applicable) certain adjustments to the conversion ratio set forth in Athena’s Governing Documents, (c) be bound by certain transfer restrictions with respect to its SPAC Shares prior to Closing, (d) terminate certain lock-up provisions of that certain Letter Agreement dated as of October 19, 2021 by and among Sponsor and Athena and the Insiders (the “Letter Agreement”) and (e) be bound by certain lock-up provisions with respect to the TopCo Covered Shares (as defined below)~~Ordinary Shares to be issued pursuant to the Business Combination Agreement (the “TopCo Covered Shares”)~~.

(b) Section 3(b) of the Sponsor Letter Agreement is hereby amended to add the following sentence as the last sentence thereof:

“TopCo Covered Shares” means (i) with respect to Sponsor, 75% of the TopCo Ordinary Shares to be issued to Sponsor pursuant to the Business Combination Agreement (it being understood that the terms of this Section 3(b) shall not apply to the remaining 25% of such TopCo Ordinary Shares) and (ii) with respect to the Insiders, all of the TopCo Ordinary Shares to be issued pursuant to the Business Combination Agreement.

(c) Section 4(c) of the Sponsor Letter Agreement is hereby amended to add the following sentence as the first sentence thereof:

Pursuant to Section 13 of the Letter Agreement, Sponsor, Athena and the Insiders hereby amend the Letter Agreement to delete Section 7 of the Letter Agreement.

2. This Amendment is entered into in connection with, and amends and supplements the terms and provisions of, the Sponsor Letter Agreement. The Sponsor Letter Agreement and all other documents and instruments executed and delivered pursuant to the terms of the Sponsor Letter Agreement are hereby amended so that any reference therein to the Sponsor Letter Agreement shall mean a reference to the Sponsor Letter Agreement as amended and supplemented hereby. Except as expressly amended by this Amendment, all of the terms of the Sponsor Letter Agreement remain unmodified and in full force and effect and are hereby confirmed in all respects.

3. The terms of Section 13 and Section 15 of the Sponsor Letter Agreement shall apply to this Amendment mutatis mutandis, as applicable.

[Signatures on the following page]

IN WITNESS WHEREOF, the Amending Parties have caused this Amendment to be duly executed as of the date set forth above.

ATHENA CONSUMER ACQUISITION CORP.

By:	/s/ Jane Park
Name:	Jane Park
Title:	Chief Executive Officer

[Signature Page to First Amendment to Sponsor Letter Agreement]

NEXT.E.GO MOBILE SE

By:	/s/ Eelco Van der Leij
Name:	Eelco Van der Leij
Title:	Chief Financial Officer

[Signature Page to First Amendment to Sponsor Letter Agreement]